August 2013
Preliminary Pricing Supplement No. 980 Registration Statement No. 333-178081 Dated August 1, 2013 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities
Unlike ordinary debt securities, the Contingent Income Securities due August 30, 2023, With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices, and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index, which we refer to as the securities, do not guarantee the return of any principal at maturity and do not provide for the regular payment of interest after the first year.  For the first year, the securities will pay a fixed annual coupon at a rate of 8.00% per annum.  Thereafter, the securities will pay a contingent annual coupon at a variable rate equal to the average index return of the four best performing of the 12 underlying indices, as measured by comparing the initial index value of each underlying index to its index closing value on the related determination date, subject to the maximum interest rate of 8.00% per annum.  After the first year, if the average index return of the four best performing underlying indices is less than or equal to 0.00% on any determination date, meaning that those indices as a whole depreciated or did not appreciate since the pricing date, you will not receive any contingent annual coupon for that annual period.  As a result, investors must be willing to accept the risk of not receiving any interest payments on the securities after the first year.  At maturity, if the index closing value of the Russell 2000® Index on the final determination date is greater than or equal to 50% of the initial index value of the Russell 2000® Index, which we refer to as the downside threshold level, investors will receive the stated principal amount of the securities and the contingent annual coupon with respect to the final determination date, if any.  However, if the index closing value of the Russell 2000® Index on the final determination date is less than the downside threshold level, investors will be fully exposed to the decline in the value of the Russell 2000® Index over the term of the securities, and the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero.  Accordingly, investors may lose up to their entire initial investment in the securities.  Whether you lose some or all of your initial investment in the securities is solely dependent on the index closing value of the Russell 2000® Index on the final determination date and not dependent on the performance of any other underlying index.  Investors will not participate in any appreciation of the Russell 2000® Index, and the return on the securities will be limited to the fixed annual coupon and the contingent annual coupons, if any, that are paid on the securities.  These long-dated securities are for investors who seek an opportunity to earn interest at a potentially above-market rate, subject to the maximum interest rate of 8.00% per annum, in exchange for the risk of losing their principal based solely on the performance of the Russell 2000® Index and the risk of receiving no contingent annual coupon after the first year if the average index return of the four best performing underlying indices is less than or equal to 0.00% on the related annual determination date.  The securities are unsecured obligations of Morgan Stanley, issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	Morgan Stanley
	Russell 2000® Index (the “RTY Index”)	S&P 500® Index (the “SPX Index”)	NASDAQ-100 Index® (the “NDX Index”)	EURO STOXX 50® Index (the “SX5E Index”)
Underlying indices:	FTSETM 100 Index (the “UKX Index”)	DAX® Index (the “DAX Index”)	CAC 40® Index (the “CAC Index”)	S&P/TSX 60 Index (the “SPTSX60 Index”)
	Nikkei 225 Index (the “NKY Index”)	S&P/ASX 200 Index (the “AS51 Index”)	KOSPI 200 Index (the “KOSPI2 Index”)	Hang Seng Index (the “HSI Index”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	August 27, 2013
Original issue date:	August 30, 2013 (3 business days after the pricing date)
Maturity date:	August 30, 2023
Annual coupon:
Year 1: a fixed coupon at a rate of 8.00% per annum
Years 2-10: a contingent coupon at a variable rate equal to the average index return of the four best performing underlying indices on the related determination date, subject to the maximum interest rate of 8.00% per annum

After the first year, if the average index return of the four best performing underlying indices is less than or equal to 0.00% on any determination date, you will not receive any contingent annual coupon for the related annual interest period.

Average index return of the four best performing underlying indices:	On any determination date, the arithmetic average of the index returns of the four underlying indices with the largest index returns on such determination date
Index return:	On any determination date, with respect to each underlying index, (index closing value on such determination date – initial index value) / initial index value
Payment at maturity:	• If the final RTY index value is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) the contingent annual coupon with respect to the final determination date, if any
	• If the final RTY index value is less than the downside threshold level:	(a) (i) the stated principal amount multiplied by (ii) the index performance factor plus (b) the contingent annual coupon with respect to the final determination date, if any
Index performance factor:	The final RTY index value divided by the initial index value of the RTY Index
Downside threshold level:	, which is 50% of the initial index value of the RTY Index
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $900.80 per security, or within $40.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions(1)(2)	Proceeds to issuer(3)
Per security	$1,000	$	$
Total	$	$	$
(1)	The price to public for investors purchasing the securities in fee-based advisory accounts will be $970 per security.
(2)
Selected dealers and their financial advisors will collectively receive from the Agent, Morgan Stanley & Co. LLC (“MS & Co.”), a fixed sales commission of $    for each security they sell; provided that dealers selling to investors purchasing the securities in fee-based advisory accounts will receive a sales commission of $   per security.  See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)	See “Use of proceeds and hedging” on page 52.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this preliminary pricing supplement or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
You should read this preliminary pricing supplement together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this preliminary pricing supplement.

Prospectus Supplement dated November 21, 2011
Index Supplement dated November 21, 2011	Prospectus dated November 21, 2011

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Terms continued from previous page:
Initial index values:
With respect to the RTY Index:      , which is the index closing value of such index on the pricing date
With respect to the SPX Index:      , which is the index closing value of such index on the pricing date
With respect to the NDX Index:      , which is the index closing value of such index on the pricing date
With respect to the SX5E Index:      , which is the index closing value of such index on the pricing date
With respect to the UKX Index:      , which is the index closing value of such index on the pricing date
With respect to the DAX Index:      , which is the index closing value of such index on the pricing date
With respect to the CAC Index:      , which is the index closing value of such index on the pricing date
With respect to the SPTSX60 Index:      , which is the index closing value of such index on the pricing date
With respect to the NKY Index:      , which is the index closing value of such index on the pricing date
With respect to the AS51 Index:      , which is the index closing value of such index on the pricing date
With respect to the KOSPI2 Index:      , which is the index closing value of such index on the pricing date
With respect to the HSI Index:      , which is the index closing value of such index on the pricing date

Final RTY index value:	The index closing value of the RTY Index on the final determination date
Determination dates:
The third scheduled business day prior to the related coupon payment date.  We also refer to the third scheduled business day prior to maturity as the final determination date.  The determination dates are subject to postponement due to non-index business days or certain market disruption events.  See “Postponement of determination dates” below.

Coupon payment dates:	Each August 30, beginning August 30, 2014, subject to postponement as described under “Postponement of coupon payment dates and maturity date” below.
CUSIP / ISIN:	61761JKP3 / US61761JKP39
Listing:	The securities will not be listed on any securities exchange.

August 2013	Page 2

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Investment Summary

Contingent Income Securities

Principal at Risk Securities

The Contingent Income Securities due August 30, 2023, With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices, and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index, which we refer to as the securities, do not guarantee the return of any principal at maturity and do not provide for the regular payment of interest after the first year.  For the first year, the securities will pay a fixed annual coupon at a rate of 8.00% per annum.  Thereafter, the securities will pay a contingent annual coupon at a variable rate equal to the average index return of the four best performing of the 12 underlying indices, as measured by comparing the initial index value of each underlying index to its index closing value on the related determination date, subject to the maximum interest rate of 8.00% per annum.  After the first year, if the average index return of the four best performing underlying indices is less than or equal to 0.00% on any determination date, meaning that those indices as a whole depreciated or did not appreciate since the pricing date, you will not receive any contingent annual coupon for that annual period.  As a result, investors must be willing to accept the risk of not receiving any interest payments on the securities after the first year.

At maturity, if the index closing value of the Russell 2000® Index on the final determination date is greater than or equal to 50% of the initial index value of the Russell 2000® Index, which we refer to as the downside threshold level, investors will receive the stated principal amount of the securities and the contingent annual coupon with respect to the final determination date, if any.  However, if the index closing value of the Russell 2000® Index on the final determination date is less than the downside threshold level, investors will be fully exposed to the decline in the value of the Russell 2000® Index over the term of the securities, and the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero.  Accordingly, investors may lose up to their entire initial investment in the securities.  Whether you lose some or all of your initial investment in the securities is solely dependent on the index closing value of the Russell 2000® Index on the final determination date and not dependent on the performance of any other underlying index.  In addition, investors will not participate in any appreciation of the Russell 2000® Index, and the return on the securities will be limited to the fixed annual coupon and the contingent annual coupons, if any, that are paid on the securities.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000.  We estimate that the value of each security on the pricing date will be approximately $900.80, or within $40.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to the implied interest rate at which our conventional fixed rate debt trades in the secondary market (the “secondary market credit spread”).

What determines the economic terms of the securities?

In determining the economic terms of the securities, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities, such as the annual coupon or the downside threshold level, would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 12 months following the issue date, to the extent
August 2013	Page 3

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

Key Investment Rationale

The securities do not guarantee any repayment of principal at maturity and do not provide for the regular payment of interest after the first year. For the first year, the securities will pay a fixed annual coupon at a rate of 8.00% per annum. Thereafter, the securities will pay a contingent annual coupon at a variable rate equal to the average index return of the four best performing of the 12 underlying indices, as measured by comparing the initial index value of each underlying index to its index closing value on the related determination date, subject to the maximum interest rate of 8.00% per annum. The payment at maturity will vary depending on the index closing value of the Russell 2000® Index on the final determination date, as follows:

Upside Scenario: A contingent annual coupon is paid for some or all annual periods and you receive your principal back at maturity
This scenario assumes that during years 2-10, the average index return of the four best performing underlying indices on each determination date, including the final determination date, is greater than 0.00%.  Investors receive the contingent annual coupon, calculated as set forth herein, with respect to each such determination date.  At maturity, the RTY Index closes at or above the downside threshold level, and so investors receive the stated principal amount.  Investors will not participate in any appreciation in the value of the RTY index from its initial index value, and the return on the securities will be limited to the fixed annual coupon and the contingent annual coupons, if any, that are paid on the securities.

Downside Scenario: No contingent annual coupon is paid during years 2-10, or the contingent annual coupon is paid for only a limited number of annual periods, and your payment at maturity is exposed to the negative performance of the RTY Index

This scenario assumes that the average index return of the four best performing underlying indices on each determination date, including the final determination date, is less than or equal to 0.00% on all or nearly all of the annual determination dates.  In this scenario, investors do not receive any contingent annual coupons, or receive contingent annual coupons for only a limited number of coupon payment dates.  At maturity, the RTY Index closes below the downside threshold level on the final determination date, and so investors receive a payment that is less than 50% of the stated principal amount of the securities and could be zero.

Russell 2000® Index Summary

The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Information as of market close on July 30, 2013:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	1,043.51
52 Weeks Ago:	791.58
52 Week High (on 7/25/2013):	1,054.18
52 Week Low (on 8/2/2012):	768.60

August 2013	Page 4

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement. Furthermore, for additional historical information, see “Russell 2000® Index Historical Performance” below.

S&P 500® Index Summary

The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s Financial Services LLC (“S&P”), consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943.

Information as of market close on July 30, 2013:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	1,685.96
52 Weeks Ago:	1,385.30
52 Week High (on 7/22/2013):	1,695.53
52 Week Low (on 11/15/2012):	1,353.33

For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement. Furthermore, for additional historical information, see “S&P 500® Index Historical Performance” below.

NASDAQ-100 Index® Summary

First published in January 1985 with a base value of 125, the NASDAQ-100 Index® is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups.

Information as of market close on July 30, 2013:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	3,085.33
52 Weeks Ago:	2,642.12
52 Week High (on 7/30/2013):	3,085.33
52 Week Low (on 11/15/2012):	2,524.36

For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement. Furthermore, for additional historical information, see “NASDAQ-100 Index® Historical Performance” below.

August 2013	Page 5

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

EURO STOXX 50® Index Summary

The EURO STOXX 50® Index was created by STOXX Limited, which is owned by Deutsche Börse AG and SIX Group AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.

Information as of market close on July 30, 2013:

Bloomberg Ticker Symbol:	SX5E
Current Index Value:	2,759.21
52 Weeks Ago:	2,340.31
52 Week High (on 5/28/2013):	2,835.87
52 Week Low (on 8/2/2012):	2,263.36

For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement. Furthermore, for additional historical information, see “EURO STOXX 50® Index Historical Performance” below.

FTSETM 100 Index Summary

The FTSETM 100 Index is calculated, published, and disseminated by FTSE International Limited (“FTSE”), a company owned equally by the London Stock Exchange Plc and the Financial Times Limited, in association with the Institute and the Faculty of Actuaries. The FTSETM 100 Index was first calculated on January 3, 1984 with an initial base level index value of 1,000 points. Publication of the FTSETM 100 Index began in February 1984. Real-time FTSE indices are calculated on systems managed by Reuters. Prices and FX rates used are supplied by Reuters. The FTSETM 100 Index is a market-capitalization weighted index representing the performance of the 100 largest UK-domiciled blue chip companies, which pass screening for size and liquidity. Stocks are free-float weighted to ensure that only the investable opportunity set is included in the FTSETM 100 Index. FTSETM 100 Index constituents are all traded on the London Stock Exchange’s SETS trading system.

Information as of market close on July 30, 2013:

Bloomberg Ticker Symbol:	UKX
Current Index Value:	6,570.95
52 Weeks Ago:	5,693.63
52 Week High (on 5/22/2013):	6,840.27
52 Week Low (on 11/16/2012):	5,605.59

For additional information about the FTSETM 100 Index, see the information set forth under “FTSETM 100 Index” in the accompanying index supplement. Furthermore, for additional historical information, see “FTSETM 100 Index Historical Performance” below.

August 2013	Page 6

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

DAX® Index Summary

The DAX® Index is a stock index calculated, published and disseminated by Deutsche Börse AG that measures the composite price performance of selected German stocks. The DAX® Index uses free-float shares in the index calculation, which excludes shares held by 5% shareholders (other than (i) asset managers and trust companies, (ii) investment funds and pension funds and (iii) capital investment companies or foreign investment companies, in each case, pursuing short-term investment strategies and whose shareholding does not exceed 25% of a company's share capital) and certain other shares that may be limited in their liquidity. As of the date of this pricing supplement, the DAX® Index is composed of stocks representing the 30 largest and most actively traded German-based companies admitted on the FWB® Frankfurt Stock Exchange (the “FWB”). The DAX® Index has a base level of 1,000 as of December 30, 1987.

Information as of market close on July 30, 2013:

Bloomberg Ticker Symbol:	DAX
Current Index Value:	8,271.02
52 Weeks Ago:	6,774.06
52 Week High (on 5/22/2013):	8,530.89
52 Week Low (on 8/2/2012):	6,606.09

For additional information about the DAX® Index, see the information set forth under “Annex A—DAX® Index,” beginning on page 57 of this preliminary pricing supplement. Furthermore, for additional historical information, see “DAX® Index Historical Performance” below.

CAC 40® Index Summary

The CAC 40® Index is an index weighted by free-float market capitalization and turnover of shares that is designed to reflect the general trends in the trading of shares listed on Euronext Paris S.A.. It is made up of shares issued by 40 companies selected among the 100 largest and most traded stocks on Euronext Paris S.A.. The Conseil Scientifique acts as an independent CAC Supervisor of the CAC 40® Index and is responsible for monitoring the selection of constituents for the CAC 40® Index and ensuring that the CAC 40® Index offers a reliable and representative view of the market.

Information as of market close on July 30, 2013:

Bloomberg Ticker Symbol:	CAC
Current Index Value:	3,986.61
52 Weeks Ago:	3,320.71
52 Week High (on 5/22/2013):	4,051.11
52 Week Low (on 8/2/2012):	3,232.46

For additional information about the CAC 40® Index, see the information set forth under “Annex A—CAC 40® Index,” beginning on page 58 of this preliminary pricing supplement. Furthermore, for additional historical information, see “CAC 40® Index Historical Performance” below.

August 2013	Page 7

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

S&P/TSX 60 Index Summary

The S&P/TSX indices provide investable indices for the Canadian equity markets. The S&P/TSX 60 Index is a subset of the S&P/TSX Composite Index. The S&P/TSX Composite Index is the principal broad market measure for the Canadian equity markets. The S&P/TSX 60 Index has 60 constituents and represents Canadian large capitalization securities with a view to matching the sector balance of the S&P/TSX Composite Index.

Information as of market close on July 30, 2013:

Bloomberg Ticker Symbol:	SPTSX60
Current Index Value:	722.72
52 Weeks Ago:	670.68
52 Week High (on 3/12/2013):	740.67
52 Week Low (on 8/2/12):	656.08

For additional information about the S&P/TSX 60 Index, see the information set forth under “Annex A—S&P/TSX 60 Index,” on page page 60 of this preliminary pricing supplement. Furthermore, for additional historical information, see “S&P/TSX 60 Index Historical Performance” below.

Nikkei 225 Index Summary

The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei, that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index currently is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index. Nikkei first calculated and published the Nikkei 225 Index in 1970. The 225 companies included in the Nikkei 225 Index are divided into six sector categories: technology, financials, consumer goods, materials, capital goods/others and transportation and utilities.

Information as of market close on July 30, 2013:

Bloomberg Ticker Symbol:	NKY
Current Index Value:	13,869.82
52 Weeks Ago:	8,635.44
52 Week High (on 5/22/2013):	15,627.26
52 Week Low (on 10/12/2012):	8,534.12

For additional information about the Nikkei 225 Index, see the information set forth under “Nikkei 225 Index” in the accompanying index supplement. Furthermore, for additional historical information, see “Nikkei 225 Index Historical Performance” below.

August 2013	Page 8

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

S&P/ASX 200 Index Summary

The S&P/ASX 200 Index is Australia’s large capitalization tradable equity index and Australia’s institutional benchmark. The S&P/ASX 200 Index was introduced in April 2000 and is maintained by the S&P Australian Index Committee, a team of representatives from both S&P and the Australian Securities Exchange.

Information as of market close on July 30, 2013:

Bloomberg Ticker Symbol:	AS51
Current Index Value:	5,047.24
52 Weeks Ago:	4,245.71
52 Week High (on 5/14/2013):	5,220.99
52 Week Low (on 8/3/2012):	4,221.48

For additional information about the S&P/ASX 200 Index, see the information set forth under “S&P/ASX 200 Index” in the accompanying index supplement. Furthermore, for additional historical information, see “S&P/ASX 200 Index Historical Performance” below.

KOSPI 200 Index Summary

The KOSPI 200 Index is a market capitalization based index and was developed as an underlying index for derivatives products (index futures and index options) traded on the KRX-Futures Market. The calculation of the value of the KOSPI 200 Index is based on the relative value of the aggregated current Market Value  of the common stocks of 200 companies as of a particular time as compared to the aggregated average market value of the common stocks of 200 companies at the base date of January 3, 1990.

Information as of market close on July 30, 2013:

Bloomberg Ticker Symbol:	KOSPI2
Current Index Value:	248.78
52 Weeks Ago:	244.58
52 Week High (on 1/2/2013):	269.16
52 Week Low (on 6/26/2013):	231.52

For additional information about the KOSPI 200 Index, see the information set forth under “KOSPI 200 Index” in the accompanying index supplement. Furthermore, for additional historical information, see “KOSPI 200 Index Historical Performance” below.

August 2013	Page 9

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Hang Seng Index Summary

The Hang Seng Index was developed, and is calculated, maintained and published, by Hang Seng Indexes Company (formerly HSI Services Limited), a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969. The Hang Seng Index is a market capitalization weighted stock market index of the Hong Kong Stock Exchange and purports to be an indicator of the performance of the Hong Kong stock market.

Information as of market close on July 30, 2013:

Bloomberg Ticker Symbol:	HSI
Current Index Value:	21,953.96
52 Weeks Ago:	19,585.40
52 Week High (on 1/30/2013):	23,822.06
52 Week Low (on 9/5/2012):	19,145.07

For additional information about the Hang Seng Index, see the information set forth under “Hang Seng Index” in the accompanying index supplement. Furthermore, for additional historical information, see “Hang Seng Index Historical Performance” below.

August 2013	Page 10

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying index supplement and prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪
The securities do not guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any principal at maturity.  Instead, if the final RTY index value is less than the downside threshold level, you will be fully exposed to the decline in the RTY Index over the term of the securities on a 1 to 1 basis, and you will receive for each security that you hold at maturity the contingent annual coupon with respect to the final determination date, if any, and an amount of cash that is significantly less than the stated principal amount, in proportion to the decline in the RTY Index.  Under this scenario, the value of any such payment (other than the contingent annual coupon, if any) will be less than 50% of the stated principal amount and could be zero.

▪
Investors will not participate in any appreciation in the value of the RTY Index.  Investors will not participate in any appreciation in the value of the RTY Index from its initial index value, and the return on the securities will be limited to the fixed annual coupon and the contingent annual coupons, if any, that are paid with respect to each determination date on which the average index return of the four best performing underlying indices is greater than 0.00%.

▪
After the first year, the securities do not provide for regular interest payments.  The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest after the first year.  For the first year, the securities will pay a fixed annual coupon at a rate of 8.00% per annum.  Thereafter, the securities will pay a contingent annual coupon at a variable rate equal to the average index return of the four best performing underlying indices on the related determination date, subject to the maximum interest rate of 8.00% per annum.  If the average index return of the four best performing underlying indices is less than or equal to 0.00% on the determination date for any interest period during years 2-10, we will pay no coupon on the related coupon payment date.  It is possible that after the first year, the average index return of the four best performing underlying indices will be less than or equal to 0.00% on most or all of the determination dates so that you will receive few or no contingent annual coupons.  If you do not earn sufficient annual coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪
The amount of coupon payable on the securities is capped.  For the first year, a fixed annual coupon is payable at a rate of 8.00% per annum, and the rate of the contingent annual coupon on the securities during years 2-10 is capped for each such period at the maximum interest rate of 8.00% per annum (equal to a maximum annual coupon of $80 for each $1,000 stated principal amount of securities), regardless of any further appreciation of the underlying indices, which may be significant.

▪
The contingent annual coupon, if any, is based solely on the index closing values of the underlying indices on the specified annual determination dates, as compared to the index closing values of the underlying indices on the pricing date.  The calculation of the index return of an underlying index will not take into account changes in the value of an underlying index between determination dates.  Whether the contingent annual coupon will be paid on any coupon payment date during years 2-10 will be determined at the end of the relevant interest period, based on the index closing values of the underlying indices on the related annual determination date.  As a result, you will not know whether you will receive the contingent annual coupon on any coupon payment date until near the end of the relevant interest period.  Because the contingent annual coupon is based solely on the value of the underlying indices on annual determination dates, if the average index return of the four best performing underlying indices on any determination date is less than or equal to 0.00%, you will receive no coupon for the related interest period even if the average index return of the four best performing underlying indices were above 0.00% on other days during that interest period.  Moreover, because the index return of an underlying index compares the index closing value of such underlying index on a determination date against the index closing value of such underlying index on the pricing date, if an underlying index declines substantially in

August 2013	Page 11

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

value after the pricing date but subsequently recovers, the recovery may not be sufficient for the index closing value on subsequent determination dates to be greater than the initial index value of such underlying index.  The calculation of the index return of an underlying index will not measure changes in the value of such underlying index between determination dates, but rather the change in the value of such underlying index from the pricing date to the relevant determination date.  As a result, the index return of an underlying index on a determination date may be 0.00% even if the value of such underlying index has appreciated significantly since the previous determination date.

▪
Changes in the value of one or more underlying indices may offset changes in the value of one or more of the other underlying indices. Movements in the values of the underlying indices may not correlate with each other.  At a time when the value of one underlying index increases, the value of the other underlying indices may not increase as much, or may decrease.  Because the contingent annual coupon is based on the average index return of the four best performing underlying indices on annual determination dates (whether such index returns are positive or negative), increases in the index closing value of one underlying index may be moderated, or wholly offset, by lesser increases or decreases in the index closing value of the other underlying indices, such that you may receive no coupon for an annual interest period even if the index closing value of one or more underlying indices increases substantially.

▪
The market price will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  We expect that generally the level of interest rates available in the market and the value of each underlying index on any day will affect the value of the securities more than any other factors.  Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlying indices,

o	whether the index closing value of any underlying index has been below its initial index value on any determination date,

o	whether the value of the RTY Index is near or below the downside threshold level,

o
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of any underlying index,

o	dividend rates on the securities underlying the underlying indices,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlying indices and changes in the constituent stocks of such indices, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. In particular, if the underlying indices have closed near or below the initial index values for such indices or if the RTY Index has closed near or below the downside threshold level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of the underlying indices based on their historical performance. The values of the underlying indices may decrease and the average index return of the four best performing underlying indices may be less than or equal to 0.00% on each determination date so that you will receive no contingent annual coupons after the first year. Furthermore, the value of the RTY Index may decrease and be below the downside threshold level on the final determination date so that you lose more than 50% or all of your initial investment in the securities. There can be no assurance that the average index return of the four best performing underlying indices will be above 0.00% on any determination date so that you will receive a contingent annual coupon on the securities for any interest period after the first

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

year or that the index closing value of the RTY Index will be at or above the downside threshold level on the final determination date so that you do not suffer a significant loss on your initial investment in the securities. See “Russell 2000® Index Historical Performance,” “S&P 500® Index Historical Performance,” “NASDAQ-100 Index® Historical Performance,” “EURO STOXX 50® Index Historical Performance,” “FTSETM 100 Index Historical Performance,” “DAX® Index Historical Performance,” “CAC 40® Index Historical Performance,” “S&P/TSX 60 Index Historical Performance,” “Nikkei 225 Index Historical Performance,” “S&P/ASX 200 Index Historical Performance,” “KOSPI 200 Index Historical Performance” and “Hang Seng Index Historical Performance” below.

▪
The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies.  The Russell 2000® Index is one of the underlying indices, and the payment at maturity is based solely on the final index value of the Russell 2000® Index.  The Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than that of indices that consist of stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪
There are risks associated with investments in securities linked to the value of foreign equity securities.  As the EURO STOXX 50® Index, the FTSETM 100 Index, the DAX® Index, the CAC 40® Index, the S&P/TSX 60 Index, the Nikkei 225 Index, the S&P/ASX 200 Index, the KOSPI 200 Index and the Hang Seng Index are some of the underlying indices, the securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities on each coupon payment date and at maturity, and therefore you are subject to the credit risk of Morgan Stanley. The securities are not guaranteed by any other entity. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
Not equivalent to investing in the underlying indices.  Investing in the securities is not equivalent to investing in any of the underlying indices or their component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any of the underlying indices, and investors will not participate in any appreciation of any of the underlying indices over the term of the securities.

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪
The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 12 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪
The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪
Hedging and trading activity by our subsidiaries could potentially affect the value of the securities.  One or more of our subsidiaries and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices.  Some of our subsidiaries also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index and, therefore, could increase the level at or above which such underlying index must close on each determination date in order for you to earn a contingent annual coupon (depending also on the performance of the other underlying indices) and, in the case of the RTY Index, the value at or above which the RTY Index must close on the final determination date so that you are not exposed to the

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

negative performance of the RTY Index at maturity.  Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying indices, including the RTY Index, on the determination dates and, accordingly, whether we pay a contingent annual coupon on the securities, the amount (if any) of any contingent annual coupon payment and the amount of cash you receive at maturity, if any.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. will determine the initial index value for each underlying index, the downside threshold level, the index closing value for each underlying index on each determination date, including the final RTY index value, whether a contingent annual coupon will be paid on each coupon payment date after the first year, the amount (if any) of any contingent annual coupon payment, whether a market disruption event has occurred, and the payment that you will receive at maturity, if any.  Any of these determinations made by MS & Co. in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index, may adversely affect the payout to you at maturity and the amount (if any) of any contingent annual coupon payment.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪
Adjustments to the underlying indices could adversely affect the value of the securities.  The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index.  Any of these actions could adversely affect the value of the securities.  The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index on any determination date, the calculation of the contingent annual coupon(if any) payable on the securities on the applicable coupon payment date will be based on the value of such underlying index based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, as compared to the initial index value for such underlying index.  If MS & Co. determines that there is no appropriate successor index for the RTY Index on the final determination date, the determination of the payment at maturity, if any, will be based on the value of such underlying index based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, as compared to the downside threshold level.

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The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for an annual coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  Under this treatment, the ordinary income treatment of the annual coupons, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to certain limitations.  We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.  If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein.  For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments.  In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income.  Because a security provides for the return of principal except where the final index value of
August 2013	Page 15

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

the RTY Index is below the downside threshold level, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked securities that do not contain similar provisions. Non-U.S. Holders should note that we currently intend to withhold on any annual coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors  should be subject to withholding tax. Both U.S. and Non-U.S. Holders (as defined below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. For the first year, you will receive a fixed annual coupon at a rate of 8.00% per annum regardless of the performance of the underlying indices. Whether you receive a contingent annual coupon after the first year will be determined by reference to the index closing value of the each underlying index on each annual determination date, and the payment at maturity, if any, will be determined by reference to the index closing value of the RTY Index on the final determination date. The actual initial index value for each underlying index and downside threshold level will be determined on the pricing date. Any payment on the securities is subject to the credit risk of Morgan Stanley. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Annual Coupon:
Year 1: a fixed coupon at a rate of 8.00% per annum

Years 2-10: a contingent coupon at a variable rate equal to the average index return of the four best performing underlying indices on the related determination date, subject to the maximum interest rate of 8.00% per annum

After the first year, if the average index return of the four best performing underlying indices is less than or equal to 0.00% on any determination date, you will not receive any contingent annual coupon for the related annual interest period.

Payment at Maturity:
If the final RTY index value is greater than or equal to the downside threshold level: (i) the stated principal amount plus (ii) the contingent annual coupon with respect to the final determination date, if any

If the final RTY index value is less than the downside threshold level: (a) (i) the stated principal amount multiplied by (ii) the index performance factor plus (b) the contingent annual coupon with respect to the final determination date, if any

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Index Values:
With respect to the RTY Index: 1,000
With respect to the SPX Index: 1,600
With respect to the NDX Index: 3,100
With respect to the SX5E Index: 2,700
With respect to the UKX Index: 6,600
With respect to the DAX Index: 8,300
With respect to the CAC Index: 4,000
With respect to the SPTSX60 Index: 720
With respect to the NKY Index: 13,800
With respect to the AS51 Index: 5,000
With respect to the KOSPI2 Index: 250
With respect to the HSI Index: 22,000

Average Index Return of the Four Best Performing Underlying Indices:	On any determination date, the arithmetic average of the index returns of the four underlying indices with the largest index returns on such determination date
Index Return:	On any determination date, with respect to each underlying index, (index closing value on such determination date – initial index value) / initial index value
Hypothetical Downside Threshold Level:	500, which is 50% of the hypothetical initial index value of the RTY Index

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

How to determine whether a contingent annual coupon is payable with respect to a determination date during years 2-10:

Example 1: Average Index Return of the Four Best Performing Underlying Indices is Positive and the Contingent Annual Coupon is Capped at 8.00% Per Annum

Underlying Index	Index Closing Value on a Determination Date	Hypothetical Initial Index Value	Index Return	Index Return for the Four Best Performing Underlying Indices
RTY Index	1,190	1,000	19.00%	19.00%
SPX Index	1,620	1,600	1.25%	-
NDX Index	3,110	3,100	0.32%	-
SX5E Index	2,800	2,700	3.70%	3.70%
UKX Index	7,500	6,600	13.64%	13.64%
DAX Index	8,305	8,300	0.06%	-
CAC Index	3,800	4,000	-5.00%	-
SPTSX60 Index	890	720	23.61%	23.61%
NKY Index	13,805	13,800	0.04%	-
AS51 Index	4,900	5,000	-2.00%	-
KOSPI2 Index	245	250	-2.00%	-
HSI Index	16,000	22,000	-27.27%	-
			Average Index Return for the Four Best Performing Underlying Indices =	14.99%
Explanation for Example 1

Although the average index return of the four best performing underlying indices on this hypothetical determination date is 14.99%, the investor would receive a contingent annual coupon at only the maximum annual rate of 8.00% per annum and would receive $80 per $1,000 principal amount of securities on the related coupon payment date.  Because the investor receives a contingent coupon at a variable rate equal to the average index return of the four best performing underlying indices and the index returns of such underlying indices are positive, the negative index returns of four of the other underlying indices do not reduce the rate of the contingent annual coupon for the applicable determination date.

Example 2: Average Index Return of the Four Best Performing Underlying Indices is Positive But Not Greater Than the Maximum Interest Rate of 8.00% Per Annum

Underlying Index	Index Closing Value on a Determination Date	Hypothetical Initial Index Value	Index Return	Index Return for the Four Best Performing Underlying Indices
RTY Index	1,050	1,000	5.00%	5.00%
SPX Index	1,620	1,600	1.25%	-
NDX Index	2,700	3,100	-12.90%	-
SX5E Index	2,800	2,700	3.70%	3.70%
UKX Index	6,603	6,600	0.05%	-
DAX Index	7,900	8,300	-4.82%	-
CAC Index	3,900	4,000	-2.50%	-
SPTSX60 Index	780	720	8.33%	8.33%
NKY Index	13,705	13,800	-0.69%	-
AS51 Index	4,980	5,000	-0.40%	-
KOSPI2 Index	260	250	4.00%	4.00%
HSI Index	22,500	22,000	2.27%	-
			Average Index Return for the Four Best Performing Underlying Indices =	5.26%

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Explanation for Example 2

Because the average index return of the four best performing underlying indices on this hypothetical determination date is 5.26%, the investor would receive a contingent annual coupon at the rate of 5.26% per annum and would receive $52.60 per $1,000 principal amount of securities on the related coupon payment date.  Because the investor receives a contingent coupon at a variable rate equal to the average index return of the four best performing underlying indices and the index returns of such underlying indices are positive, the negative index returns of four of the other underlying indices do not reduce the rate of the contingent annual coupon for the applicable determination date.

Example 3: Average Index Return of the Four Best Performing Underlying Indices is Zero or Negative

Underlying Index	Index Closing Value on a Determination Date	Hypothetical Initial Index Value	Index Return	Index Return for the Four Best Performing Underlying Indices
RTY Index	780	1,000	-22.00%	-
SPX Index	1,620	1,600	1.25%	1.25%
NDX Index	2,900	3,100	-6.45%	-
SX5E Index	2,705	2,700	0.19%	0.19%
UKX Index	6,603	6,600	0.05%	0.05%
DAX Index	7,800	8,300	-6.02%	-
CAC Index	3,600	4,000	-10.00%	-
SPTSX60 Index	670	720	-6.94%	-
NKY Index	13,100	13,800	-5.07%	-
AS51 Index	4,800	5,000	-4.00%	-4.00%
KOSPI2 Index	230	250	-8.00%	-
HSI Index	20,500	22,000	-6.82%	-
			Average Index Return for the Four Best Performing Underlying Indices =	-2.51%
Explanation for Example 3

Even though three of the four best performing underlying indices have a positive index return, ranging from 0.05% to 1.25%, because the other best performing underlying index has a negative index return of -4.00%, the average index return of the four best performing underlying indices is -2.51%. Because the contingent coupon rate may not be less than 0%, the contingent coupon rate is 0% and the investor would receive no contingent annual coupon.

This example illustrates that because movements in the values of the underlying indices may not correlate with each other, at a time when the value of one underlying index increases, the value of the other underlying indices may not increase as much, or may decrease.  Because the contingent annual coupon is based on the average index return of the four best performing underlying indices on annual determination dates (whether such index returns are positive or negative), increases in the index closing value of one underlying index may be moderated, or wholly offset, by lesser increases or decreases in the index closing value of the other underlying indices, such that you may receive no coupon for an annual interest period even if the index closing value of one or more underlying indices increases substantially.

How to calculate the payment at maturity:

Example 1. On the final determination date, the index closing value of the RTY Index is 800, which is greater than the downside threshold level of 500. As the final RTY index value is greater than or equal to the downside threshold level, you would receive the stated principal amount plus a contingent annual coupon with respect to the final determination date, if any.

Example 2. On the final determination date, the index closing value of the RTY Index is 3,500, which is greater than the downside threshold level of 500. As the final RTY index value is greater than or equal to the downside threshold level, you would receive the stated principal amount plus a contingent annual coupon with respect to the final determination date, if any.

August 2013	Page 19

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

These two examples illustrate that although the level of the RTY Index has appreciated significantly, the investor’s return is nevertheless limited to the annual coupons, without any participation in the appreciation of the RTY Index.

Example 3. On the final determination date, the index closing value of the RTY Index is 400, which is less than the downside threshold level of 500. As the final RTY index value is less than the downside threshold level, you would receive a payment at maturity equal to the contingent annual coupon with respect to the final determination date, if any, and the product of the stated principal amount and the index performance factor, calculated as follows:

stated principal amount x (final RTY index value / initial index value for the RTY Index) = $1,000 x (400 / 1,000) = $400

Whether you lose some or all of your initial investment in the securities is solely dependent on the index closing value of the Russell 2000® Index on the final determination date and not dependent on the performance of any other underlying index.

August 2013	Page 20

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Russell 2000® Index Historical Performance

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2003 through July 30, 2013.  The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the period from January 1, 2008 through July 30, 2013.  The closing value of the RTY Index on July 30, 2013 was 1,043.51.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification.  The historical values of the RTY Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the RTY Index on any determination date, including the final determination date.

RTY Index Daily Closing Values January 1, 2003 to July 30, 2013

* The black dashed line in the graph indicates the hypothetical downside threshold level, assuming the index closing value on July 30, 2013 were the initial index value.

August 2013	Page 21

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2008
First Quarter	753.55	643.97	687.97
Second Quarter	763.27	686.07	689.66
Third Quarter	754.38	657.72	679.58
Fourth Quarter	671.59	385.31	499.45
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	643.42	644.16
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.49	769.48	849.35
2013
First Quarter	953.07	872.60	951.54
Second Quarter	999.99	901.51	977.48
Third Quarter (through July 30, 2013)	1,054.18	989.47	1,043.51

License Agreement between Russell Investments and Morgan Stanley

The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley. For more information, see “Russell 2000® Index—License Agreement between Russell Investments and Morgan Stanley” in the accompanying index supplement.

August 2013	Page 22

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

S&P 500® Index Historical Performance

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2003 through July 30, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the period from January 1, 2008 through July 30, 2013. The closing value of the SPX Index on July 30, 2013 was 1,685.96. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the SPX Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the SPX Index on any determination date.

SPX Index Daily Closing Values January 1, 2003 to July 30, 2013

August 2013	Page 23

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2008
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter	1,305.32	1,106.39	1,166.36
Fourth Quarter	1,161.06	752.44	903.25
2009
First Quarter	934.7	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1,071.66	879.13	1,057.08
Fourth Quarter	1,127.78	1,025.21	1,115.1
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter	1,148.67	1,022.58	1,141.20
Fourth Quarter	1,259.78	1,137.03	1,257.64
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter (through July 30, 2013)	1,695.53	1,614.08	1,685.96

License Agreement between S&P and Morgan Stanley

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of S&P and have been licensed for use by Morgan Stanley. For more information, see “S&P 500® Index—License Agreement between S&P and Morgan Stanley” in the accompanying index supplement.

August 2013	Page 24

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

NASDAQ-100 Index® Historical Performance

The following graph sets forth the daily closing values of the NDX Index for the period from January 1, 2003 through July 30, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter in the period from January 1, 2008 through July 30, 2013. The closing value of the NDX Index on July 30, 2013 was 3,085.33. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the NDX Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the NDX Index on any determination date.

NDX Index Daily Closing Values January 1, 2003 to July 30, 2013

August 2013	Page 25

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

NASDAQ-100 Index®	High	Low	Period End
2008
First Quarter	2,051.76	1,673.03	1,781.93
Second Quarter	2,055.11	1,790.93	1,837.09
Third Quarter	1,964.38	1,496.15	1,594.63
Fourth Quarter	1,563.80	1,036.51	1,211.65
2009
First Quarter	1,281.65	1,043.87	1,237.01
Second Quarter	1,501.55	1,252.51	1,477.25
Third Quarter	1,734.09	1,404.78	1,718.99
Fourth Quarter	1,878.65	1,662.49	1,860.31
2010
First Quarter	1,967.96	1,732.99	1,958.34
Second Quarter	2,055.33	1,739.14	1,739.14
Third Quarter	2,023.84	1,728.34	1,998.04
Fourth Quarter	2,235.91	1,975.33	2,217.86
2011
First Quarter	2,397.94	2,202.97	2,338.99
Second Quarter	2,413.59	2,192.96	2,325.07
Third Quarter	2,429.50	2,038.22	2,139.18
Fourth Quarter	2,401.29	2,085.04	2,277.83
2012
First Quarter	2,782.12	2,321.96	2,755.27
Second Quarter	2,784.42	2,458.83	2,615.72
Third Quarter	2,864.03	2,545.30	2,799.19
Fourth Quarter	2,828.60	2,524.36	2,660.93
2013
First Quarter	2,818.69	2,700.97	2,818.69
Second Quarter	3,028.96	2,741.95	2,909.60
Third Quarter (through July 30, 2013)	3,085.33	2,927.35	3,085.33

License Agreement between NASDAQ OMX and Morgan Stanley

NASDAQ OMX and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the NASDAQ-100 Index®, which is owned and published by NASDAQ OMX, in connection with the securities. For more information, see “NASDAQ-100 Index®—License Agreement between NASDAQ OMX and Morgan Stanley” in the accompanying index supplement.

August 2013	Page 26

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

EURO STOXX 50® Index Historical Performance

The following graph sets forth the daily closing values of the SX5E Index for the period from January 1, 2003 through July 30, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX5E Index for each quarter in the period from January 1, 2008 through July 30, 2013. The closing value of the SX5E Index on July 30, 2013 was 2,759.21. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the SX5E Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the SX5E Index on any determination date.

SX5E Index Daily Closing Values January 1, 2003 to July 30, 2013

August 2013	Page 27

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2008
First Quarter	4,339.23	3,431.82	3,628.06
Second Quarter	3,882.28	3,340.27	3,352.81
Third Quarter	3,445.66	3,000.83	3,038.20
Fourth Quarter	3,113.82	2,165.91	2,447.62
2009
First Quarter	2,578.43	1,809.98	2,071.13
Second Quarter	2,537.35	2,097.57	2,401.69
Third Quarter	2,899.12	2,281.47	2,872.63
Fourth Quarter	2,992.08	2,712.30	2,964.96
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter (through July 30, 2013)	2,759.21	2,570.76	2,759.21

License Agreement between STOXX Limited and Morgan Stanley

“EURO STOXX®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

August 2013	Page 28

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

FTSETM 100 Index Historical Performance

The following graph sets forth the daily closing values of the UKX Index for the period from January 1, 2003 through July 30, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the UKX Index for each quarter in the period from January 1, 2008 through July 30, 2013. The closing value of the UKX Index on July 30, 2013 was 6,570.95.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the UKX Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the UKX Index on any determination date.

UKX Index Daily Closing Values January 1, 2003 to July 30, 2013

August 2013	Page 29

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

FTSETM 100 Index	High	Low	Period End
2008
First Quarter	6,479.40	5,414.40	5,702.10
Second Quarter	6,376.50	5,518.20	5,625.90
Third Quarter	5,636.60	4,818.77	4,902.45
Fourth Quarter	4,980.25	3,780.96	4,434.17
2009
First Quarter	4,638.92	3,512.09	3,926.14
Second Quarter	4,506.19	3,925.52	4,249.21
Third Quarter	5,172.89	4,127.17	5,133.90
Fourth Quarter	5,437.61	4,988.70	5,412.88
2010
First Quarter	5,727.65	5,060.92	5,679.64
Second Quarter	5,825.01	4,914.22	4,916.87
Third Quarter	5,602.54	4,805.75	5,548.62
Fourth Quarter	6,008.92	5,528.27	5,899.94
2011
First Quarter	6,091.33	5,598.23	5,908.76
Second Quarter	6,082.88	5,674.38	5,945.71
Third Quarter	6,054.55	5,007.16	5,128.48
Fourth Quarter	5,713.82	4,944.44	5,572.28
2012
First Quarter	5,965.58	5,612.26	5,768.45
Second Quarter	5,874.89	5,260.19	5,571.15
Third Quarter	5,915.55	5,498.32	5,742.07
Fourth Quarter	5,961.59	5,605.59	5,897.81
2013
First Quarter	6,529.41	6,027.37	6,411.74
Second Quarter	6,840.27	6,029.10	6,215.47
Third Quarter (through July 30, 2013)	6,634.36	6,229.87	6,570.95

License Agreement between FTSE International Limited and Morgan Stanley

“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. For more information, see “FTSETM 100 Index—License Agreement between FTSE International Limited and Morgan Stanley” in the accompanying index supplement.

August 2013	Page 30

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

DAX® Index Historical Performance

The following graph sets forth the daily closing values of the DAX Index for the period from January 1, 2003 through July 30, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the DAX Index for each quarter in the period from January 1, 2008 through July 30, 2013. The closing value of the DAX Index on July 30, 2013 was 8,271.02. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the DAX Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the DAX Index on any determination date.

DAX Index Daily Closing Values January 1, 2003 to July 30, 2013

August 2013	Page 31

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

DAX® Index	High	Low	Period End
2008
First Quarter	7,949.11	6,182.30	6,534.97
Second Quarter	7,225.94	6,418.32	6,418.32
Third Quarter	6,609.63	5,807.08	5,831.02
Fourth Quarter	5,806.33	4,127.41	4,810.20
2009
First Quarter	5,026.31	3,666.41	4,084.76
Second Quarter	5,144.06	4,131.07	4,808.64
Third Quarter	5,736.31	4,572.65	5,675.16
Fourth Quarter	6,011.55	5,353.35	5,957.43
2010
First Quarter	6,156.85	5,434.34	6,153.55
Second Quarter	6,332.10	5,670.04	5,965.52
Third Quarter	6,351.60	5,816.20	6,229.02
Fourth Quarter	7,077.99	6,134.21	6,914.19
2011
First Quarter	7,426.81	6,513.84	7,041.31
Second Quarter	7,527.64	7,026.85	7,376.24
Third Quarter	7,471.44	5,072.33	5,502.02
Fourth Quarter	6,346.19	5,216.71	5,898.35
2012
First Quarter	7,157.82	6,017.23	6,946.83
Second Quarter	7,056.65	5,969.40	6,416.28
Third Quarter	7,451.62	6,387.57	7,216.15
Fourth Quarter	7,672.10	6,950.53	7,612.39
2013
First Quarter	8,058.37	7,581.18	7,795.31
Second Quarter	8,530.89	7,459.96	7,959.22
Third Quarter (through July 30, 2013)	8,379.11	7,806.00	8,271.02

DAX® Index

The DAX® Index is a stock index calculated, published and disseminated by Deutsche Börse AG that measures the composite price performance of selected German stocks. For additional information, see “Annex A—DAX® Index.”

August 2013	Page 32

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

CAC 40® Index Historical Performance

The following graph sets forth the daily closing values of the CAC Index for the period from January 1, 2003 through July 30, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the CAC Index for each quarter in the period from January 1, 2008 through July 30, 2013. The closing value of the CAC Index on July 30, 2013 was 3,986.61. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the CAC Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the CAC Index on any determination date.

CAC Index Daily Closing Values January 1, 2003 to July 30, 2013

August 2013	Page 33

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

CAC 40® Index	High	Low	Period End
2008
First Quarter	5,550.36	4,431.04	4,707.07
Second Quarter	5,142.10	4,397.32	4,434.85
Third Quarter	4,539.07	3,953.48	4,032.10
Fourth Quarter	4,080.75	2,881.26	3,217.97
2009
First Quarter	3,396.22	2,519.29	2,807.34
Second Quarter	3,379.49	2,839.61	3,140.44
Third Quarter	3,835.27	2,983.10	3,795.41
Fourth Quarter	3,959.98	3,584.25	3,936.33
2010
First Quarter	4,045.14	3,563.76	3,974.01
Second Quarter	4,065.65	3,331.29	3,442.89
Third Quarter	3,788.01	3,332.46	3,715.18
Fourth Quarter	3,945.71	3,610.44	3,804.78
2011
First Quarter	4,157.14	3,696.56	3,989.18
Second Quarter	4,108.77	3,784.80	3,982.21
Third Quarter	4,007.35	2,781.68	2,981.96
Fourth Quarter	3,368.62	2,822.25	3,159.81
2012
First Quarter	3,594.83	3,127.69	3,423.81
Second Quarter	3,462.91	2,950.47	3,196.65
Third Quarter	3,581.58	3,074.68	3,354.82
Fourth Quarter	3,674.26	3,341.52	3,641.07
2013
First Quarter	3,871.58	3,601.05	3,731.42
Second Quarter	4,051.11	3,595.63	3,738.91
Third Quarter (through July 30, 2013)	3,986.61	3,702.01	3,986.61

CAC 40® Index

The CAC 40® Index is an index weighted by free-float market capitalization and turnover of shares that is designed to reflect the general trends in the trading of shares listed on Euronext Paris S.A.. For additional information, see “Annex A—CAC 40® Index.”

August 2013	Page 34

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

S&P/TSX 60 Index Historical Performance

The following graph sets forth the daily closing values of the SPTSX60 Index for the period from January 1, 2003 through July 30, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPTSX60 Index for each quarter in the period from January 1, 2008 through July 30, 2013. The closing value of the SPTSX60 Index on July 30, 2013 was 722.72. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the SPTSX60 Index should not be taken as an indication of future performance, and no assurance can be given as o the level of the SPTSX60 Index on any determination date.

SPTSX60 Index Daily Closing Values January 1, 2003 to July 30, 2013

August 2013	Page 35

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

S&P/TSX 60 Index	High	Low	Period End
2008
First Quarter	818.31	710.51	783.44
Second Quarter	900.93	789.94	863.19
Third Quarter	846.10	676.45	707.34
Fourth Quarter	703.79	463.57	541.82
2009
First Quarter	571.36	458.13	528.68
Second Quarter	650.83	537.18	630.06
Third Quarter	695.58	585.15	680.75
Fourth Quarter	701.36	641.54	693.23
2010
First Quarter	710.08	648.53	706.81
Second Quarter	720.19	660.08	662.05
Third Quarter	716.14	650.08	715.07
Fourth Quarter	768.65	712.89	768.65
2011
First Quarter	819.25	757.61	809.16
Second Quarter	817.65	734.93	763.90
Third Quarter	769.28	653.30	667.08
Fourth Quarter	714.46	642.34	680.87
2012
First Quarter	725.21	693.72	706.96
Second Quarter	714.73	640.57	663.62
Third Quarter	716.07	652.98	702.87
Fourth Quarter	715.31	675.76	713.72
2013
First Quarter	740.67	715.37	731.34
Second Quarter	732.77	681.09	695.52
Third Quarter (through July 30, 2013)	733.93	694.42	722.72

S&P/TSX 60 Index

The S&P/TSX 60 Index has 60 constituents and represents Canadian large capitalization securities with a view to matching the sector balance of the S&P/TSX Composite Index that represents indices for the Canadian equity markets. For additional information, see “Annex A—S&P/TSX 60 Index.”

August 2013	Page 36

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Nikkei 225 Index Historical Performance

The following graph sets forth the daily closing values of the NKY Index for the period from January 1, 2003 through July 30, 2013.  The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NKY Index for each quarter in the period from January 1, 2008 through July 30, 2013.  The closing value of the NKY Index on July 30, 2013 was 13,869.82.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification.  The historical values of the NKY Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the NKY Index on any determination date.

NKY Index Daily Closing Values January 1, 2003 to July 30, 2013

August 2013	Page 37

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Nikkei 225 Index	High	Low	Period End
2008
First Quarter	14,691.41	11,787.51	12,525.54
Second Quarter	14,489.44	12,656.42	13,481.38
Third Quarter	13,603.31	11,259.86	11,259.86
Fourth Quarter	11,368.26	7,162.90	8,859.56
2009
First Quarter	9,239.24	7,054.98	8,109.53
Second Quarter	10,135.82	8,351.91	9,958.44
Third Quarter	10,639.71	9,050.33	10,133.23
Fourth Quarter	10,638.06	9,081.52	10,546.44
2010
First Quarter	11,097.14	9,932.90	11,089.94
Second Quarter	11,339.30	9,382.64	9,382.64
Third Quarter	9,795.24	8,824.06	9,369.35
Fourth Quarter	10,370.53	9,154.72	10,228.92
2011
First Quarter	10,857.53	8,605.15	9,755.10
Second Quarter	10,004.20	9,351.40	9,816.09
Third Quarter	10,137.73	8,374.13	8,700.29
Fourth Quarter	9,050.47	8,160.01	8,455.35
2012
First Quarter	10,255.15	8,378.36	10,083.56
Second Quarter	10,109.87	8,295.63	9,006.78
Third Quarter	9,232.21	8,365.90	8,870.16
Fourth Quarter	10,395.18	8,534.12	10,395.18
2013
First Quarter	12,635.69	10,486.99	12,397.91
Second Quarter	15,627.26	12,003.43	13,677.32
Third Quarter (through July 30, 2013)	14,808.50	13,661.13	13,869.82

License Agreement between Nikkei Digital Media, Inc. and Morgan Stanley

As of the original issue date, we will have received the consent of Nikkei Digital Media, Inc. to use and refer to the Nikkei 225 Index in connection with the securities. Nikkei, the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index. All rights to the Nikkei 225 Index are owned by Nikkei. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, Nikkei has no relationship to us or the securities; it does not sponsor, endorse, authorize, sell or promote the securities, and has no obligation or liability in connection with the administration, marketing or trading of the securities or with the calculation of the return on your investment. For more information, see “Nikkei 225 Index—License Agreement between Nikkei Digital Media, Inc. and Morgan Stanley” in the accompanying index supplement.

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

S&P/ASX 200 Index Historical Performance

The following graph sets forth the daily closing values of the AS51 Index for the period from January 1, 2003 through July 30, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the AS51 Index for each quarter in the period from January 1, 2008 through July 30, 2013. The closing value of the AS51 Index on July 30, 2013 was 5,047.24. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the AS51 Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the AS51 Index on any determination date.

AS51 Index Daily Closing Values January 1, 2003 to July 30, 2013

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

S&P/ASX 200 Index	High	Low	Period End
2008
First Quarter	6,353.20	5,086.10	5,355.70
Second Quarter	5,949.40	5,215.30	5,215.30
Third Quarter	5,144.10	4,600.50	4,600.50
Fourth Quarter	4,794.60	3,352.90	3,722.30
2009
First Quarter	3,779.70	3,145.50	3,582.10
Second Quarter	4,062.20	3,579.70	3,954.90
Third Quarter	4,753.10	3,737.50	4,743.60
Fourth Quarter	4,870.60	4,508.00	4,870.60
2010
First Quarter	4,950.70	4,505.10	4,875.50
Second Quarter	5,001.90	4,265.30	4,301.50
Third Quarter	4,675.40	4,222.10	4,582.90
Fourth Quarter	4,800.60	4,579.20	4,745.20
2011
First Quarter	4,938.40	4,528.70	4,837.90
Second Quarter	4,971.20	4,451.70	4,608.00
Third Quarter	4,654.70	3,863.90	4,008.60
Fourth Quarter	4,353.30	3,872.10	4,056.56
2012
First Quarter	4,343.51	4,101.16	4,335.24
Second Quarter	4,435.91	3,985.03	4,094.63
Third Quarter	4,418.36	4,067.97	4,387.02
Fourth Quarter	4,671.30	4,336.85	4,648.95
2013
First Quarter	5,146.91	4,690.25	4,966.50
Second Quarter	5,220.99	4,655.96	4,802.59
Third Quarter (through July 30, 2013)	5,047.24	4,710.29	5,047.24

License Agreement between S&P and Morgan Stanley

“Standard & Poor’s®,” “S&P®” and “S&P/ASX 200®,” are trademarks of Standard and Poor’s Financial Services LLC and have been licensed for use by Morgan Stanley.  For more information, see “S&P/ASX 200 Index—License Agreement between S&P and Morgan Stanley” in the accompanying index supplement.

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

KOSPI 200 Index Historical Performance

The following graph sets forth the daily closing values of the KOSPI2 Index for the period from January 1, 2003 through July 30, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the KOSPI2 Index for each quarter in the period from January 1, 2008 through July 30, 2013. The closing value of the KOSPI2 Index on July 30, 2013 was 248.78. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the KOSPI2 Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the KOSPI2 Index on any determination date.

KOSPI2 Index Daily Closing Values January 1, 2003 to July 30, 2013

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

KOSPI 200 Index	High	Low	Period End
2008
First Quarter	235.77	199.68	217.65
Second Quarter	243.54	213.52	213.52
Third Quarter	213.02	179.00	186.62
Fourth Quarter	185.52	123.27	146.35
2009
First Quarter	162.22	132.47	157.01
Second Quarter	183.80	160.46	178.99
Third Quarter	225.27	178.15	219.75
Fourth Quarter	222.03	200.73	221.86
2010
First Quarter	226.16	203.37	221.58
Second Quarter	229.64	204.83	220.85
Third Quarter	242.95	217.01	242.95
Fourth Quarter	271.19	240.11	271.19
2011
First Quarter	279.25	254.29	278.87
Second Quarter	295.35	264.39	275.17
Third Quarter	286.07	214.18	230.41
Fourth Quarter	252.47	217.34	238.08
2012
First Quarter	270.71	238.02	266.58
Second Quarter	272.46	235.85	244.90
Third Quarter	265.02	233.49	262.49
Fourth Quarter	265.79	243.45	263.92
2013
First Quarter	269.16	254.00	263.39
Second Quarter	262.27	231.52	242.27
Third Quarter (through July 30, 2013)	248.78	235.12	248.78

License Agreement between the Korean Stock Exchange and Morgan Stanley

We have been granted by Korean Stock Exchange (“KSE”) a non-transferable, non-exclusive license to use the KOSPI 200 Index as a component of the securities and refer to the KOSPI 200 Index in connection with the marketing and promotion of securities and in connection with making such disclosure about the securities. We acknowledge that the KOSPI 200 Index is selected, compiled, coordinated, arranged and prepared by KSE, respectively, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by KSE. We acknowledge that KOSPI 200 Index and the KOSPI marks are the exclusive property of KSE, that KSE has and retains all property rights therein (including, but not limited to trademarks and copyrights) and that the KOSPI 200 Index and its compilation and composition and changes therein are in the complete control and sole discretion of KSE. For more information, see “KOSPI 200 Index—License Agreement between Korean Stock Exchange and Morgan Stanley” in the accompanying index supplement.

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Hang Seng Index Historical Performance

The following graph sets forth the daily closing values of the HSI Index for the period from January 1, 2003 through July 30, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the HSI Index for each quarter in the period from January 1, 2008 through July 30, 2013. The closing value of the HSI Index on July 30, 2013 was 21,953.96. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the HSI Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the HSI Index on any determination date.

HSI Index Daily Closing Values January 1, 2003 to July 30, 2013

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Hang Seng Index	High	Low	Period End
2008
First Quarter	27,615.85	21,084.61	22,849.20
Second Quarter	26,262.13	22,042.35	22,102.01
Third Quarter	23,134.55	17,632.46	18,016.21
Fourth Quarter	18,211.11	11,015.84	14,387.48
2009
First Quarter	15,563.31	11,344.58	13,576.02
Second Quarter	18,889.68	13,519.54	18,378.73
Third Quarter	21,768.51	17,254.63	20,955.25
Fourth Quarter	22,943.98	20,375.49	21,872.50
2010
First Quarter	22,416.67	19,550.89	21,239.35
Second Quarter	22,208.50	18,985.50	20,128.99
Third Quarter	22,378.67	19,842.20	22,358.17
Fourth Quarter	24,964.37	22,618.66	23,035.45
2011
First Quarter	24,419.62	22,284.43	23,527.52
Second Quarter	24,396.07	21,599.51	22,398.10
Third Quarter	22,770.47	17,407.80	17,592.41
Fourth Quarter	20,019.24	16,250.27	18,434.39
2012
First Quarter	21,680.08	18,593.06	20,555.58
Second Quarter	21,309.08	18,185.59	19,441.46
Third Quarter	20,841.91	18,877.33	20,840.38
Fourth Quarter	22,666.59	20,824.56	22,656.92
2013
First Quarter	23,822.06	22,041.86	22,299.63
Second Quarter	23,493.03	19,813.98	20,803.29
Third Quarter (through July 30, 2013)	21,968.95	20,147.31	21,953.96

License Agreement between Hang Seng Indexes Company and Morgan Stanley

“Hang Seng® Index” is a trademark of Hang Seng Indexes Company and has been licensed for use by Morgan Stanley. For more information, see “Hang Seng Index—License Agreement between Hang Seng Indexes Company and Morgan Stanley” in the accompanying index supplement.

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this preliminary pricing supplement.

Additional Provisions:
Interest period:	Annual
Day count convention:	30/360
Underlying index publishers:
With respect to the RTY Index, Russell Investments
With respect to the SPX Index, S&P Dow Jones Indices LLC
With respect to the NDX Index, NASDAQ OMX
With respect to the SX5E Index, STOXX Limited
With respect to the UKX Index, FTSE International Limited
With respect to the DAX Index, Deutsche Börse AG
With respect to the CAC Index, Euronext Paris S.A.
With respect to the SPTSX60 Index, S&P Dow Jones Indices LLC
With respect to the NKY Index, Nikkei Digital Media, Inc.
With respect to the AS51 Index, S&P Dow Jones Indices LLC
With respect to the KOSPI2 Index, Korean Stock Exchange
With respect to the HSI Index, Heng Seng Indexes Company

Denominations:	$1,000 per security and integral multiples thereof
Book entry security or certificated security:
Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:
One business day prior to the related scheduled coupon payment date; provided that any contingent annual coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Minimum ticketing size:	$1,000 / 1 security
Tax considerations:
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this pricing supplement and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•      purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and
•      will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•      certain financial institutions;
•      insurance companies;
•      certain dealers and traders in securities, commodities or foreign currencies;

August 2013	Page 45

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

•      investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•      U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•      partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•      regulated investment companies;
•      real estate investment trusts;
•      tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•      persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for an annual coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•      a citizen or individual resident of the United States;
•      a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•      an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Annual Coupon. Any annual coupon on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any annual coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the annual coupons, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. Because a security provides for the return of principal except where the final index value of the RTY Index is below the downside threshold level, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked securities that do not contain similar provisions.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder”

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Contingent Income Securities due August 30, 2023
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Principal at Risk Securities

means a beneficial owner of a security that is for U.S. federal income tax purposes:

•      an individual who is classified as a nonresident alien;
•      a foreign corporation; or
•      a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•      a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
•      certain former citizens or residents of the United States; or
•      a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any annual coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax advisers regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any annual coupon and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
Calculation agent:
The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the annual coupon and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655);

August 2013	Page 48

Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

and all dollar amounts paid, if any, on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date and at maturity or whether a market disruption event has occurred. See “Market disruption event” and “Discontinuance of an underlying index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:
With respect to each underlying index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Index closing value:
With respect to each underlying index, on any index business day, the official closing value of such underlying index, or any successor index as defined under “Discontinuance of an underlying index; alteration of method of calculation” below), published at the regular official weekday close of trading on such index business day by the index publisher for such underlying index, as determined by the calculation agent. In certain circumstances, the index closing value will be based on the alternate calculation of such underlying index described under “Discontinuance of an underlying index; alteration of method of calculation” below.

Market disruption event:
With respect to each underlying index, market disruption event means:

(i)    the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying index (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s); or a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying index (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such underlying index (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)    a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to an underlying index, if trading in a security included in such underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying index shall be based on a comparison of (x) the portion of the value of such underlying index attributable to that security relative to (y) the overall value of such underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to an underlying index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant exchange:
With respect to each underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or

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Principal at Risk Securities

to any security then included in such index.
Postponement of determination dates:
The determination dates are subject to postponement due to non-index business days or certain market disruption events, as described in the following paragraph.

If any scheduled determination date, including the final determination date, is not an index business day with respect to that underlying index or if there is a market disruption event on such day with respect to that underlying index, the relevant determination date solely with respect to that affected underlying index shall be the next succeeding index business day with respect to that underlying index on which there is no market disruption event with respect to that underlying index; provided that if a market disruption event with respect to that underlying index has occurred on each of the five index business days with respect to that underlying index immediately succeeding any of the scheduled determination dates, then (i) such fifth succeeding index business day shall be deemed to be the relevant determination date with respect to any affected underlying index, notwithstanding the occurrence of a market disruption event with respect to any underlying index on such day and (ii) with respect to any such fifth index business day on which a market disruption event occurs with respect to that underlying index, the calculation agent shall determine the index closing value on such fifth index business day in accordance with the formula for and method of calculating that underlying index last in effect prior to the commencement of the market disruption event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such index business day of each security most recently constituting that affected underlying index without any rebalancing or substitution of such securities following the commencement of the market disruption event.

Postponement of coupon payment dates and maturity date:
If any scheduled coupon payment date is not a business day, that annual coupon, if any, shall be paid on the next succeeding business day; provided that the contingent annual coupon, if any, with respect to the final determination date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any determination date with respect to any of the underlying indices is postponed so that it falls less than two business days prior to the scheduled coupon payment date or maturity date, as applicable, the coupon payment date or maturity date, as applicable, shall be postponed to the second business day following that determination date as postponed. In any of these cases, no adjustment shall be made to any annual coupon paid on that postponed date.

Discontinuance of an underlying index; alteration of method of calculation:
If any underlying index publisher discontinues publication of the relevant underlying index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent index closing value for the discontinued index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value for such underlying index is to be determined.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of the relevant underlying index or a successor index prior to, and such discontinuance is continuing on, any determination date or the date of acceleration and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such underlying index for such date. The index closing value of such underlying index or such successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying index may adversely affect the value of the securities.

If at any time, the method of calculating any underlying index or any successor index, or the value thereof, is changed in a material respect, or if any underlying index or any successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for such underlying index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such

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Principal at Risk Securities

underlying index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to such underlying index or such successor index, as adjusted. Accordingly, if the method of calculating any underlying index or any successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such underlying index), then the calculation agent will adjust such index in order to arrive at a value of such underlying index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Alternate exchange calculation in case of an event of default:
If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•      the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•      the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•      no quotation of the kind referred to above is obtained, or

•      every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final determination date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and

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With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

rated either:

•      A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•      P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Use of proceeds and hedging:
The proceeds we receive from the sale of the securities will be used for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the Agent’s commissions.  The costs of the securities borne by you and described beginning on page 3 above comprise the Agent’s commissions and the cost of issuing, structuring and hedging the securities.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our subsidiaries and/or third party dealers.  We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging.  Such purchase activity could potentially increase the initial index value of an underlying index and, therefore, could increase the level at or above which such underlying index must close on each determination date in order for you to earn a contingent annual coupon (depending also on the performance of the other underlying indices) and, in the case of the RTY Index, the value at or above which the RTY Index must close on the final determination date so that you are not exposed to the negative performance of the RTY Index at maturity.  Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying indices, including the RTY Index, on the determination dates and, accordingly, whether we pay a contingent annual coupon on the securities, the amount (if any) of any contingent annual coupon payment and the amount of cash you receive at maturity, if any.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of

August 2013	Page 52

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With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)   our interests are adverse to the interests of the purchaser or holder; and

(v)    neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
MS & Co. will act as the Agent for this offering. The Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the aggregate principal amount of securities set forth on the cover of this preliminary pricing supplement. The Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of this preliminary pricing supplement. Selected dealers,

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Principal at Risk Securities

which may include our affiliates, and their financial advisors will collectively receive from the Agent, a fixed sales commission of $     for each security they sell; provided that dealers selling to investors purchasing the securities in fee-based advisory accounts will receive a sales commission of $   per security.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the Agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The Agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, the securities or the securities underlying the underlying index in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Selling restrictions:
General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the securities or possession or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this preliminary pricing supplement and the accompanying prospectus supplement, index supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

WARNING: The contents of this preliminary pricing supplement, the accompanying prospectus supplement, index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in

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Principal at Risk Securities

Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong. Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

None of this preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where securities are subscribed or purchased under Section 275 by a relevant person which is:

(i)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 except:

(1)   to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)   where no consideration is or will be given for the transfer; or

(3)   where the transfer is by operation of law.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 21, 2011

Index Supplement dated November 21, 2011

Prospectus dated November 21, 2011

Terms used in this preliminary pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus. As used in this preliminary pricing supplement, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

Annex A

DAX® Index

The DAX® Index is a stock index calculated, published and disseminated by Deutsche Börse AG that measures the composite price performance of selected German stocks. The DAX® Index uses free-float shares in the index calculation, which excludes shares held by 5% shareholders (other than (i) asset managers and trust companies, (ii) investment funds and pension funds and (iii) capital investment companies or foreign investment companies, in each case, pursuing short-term investment strategies and whose shareholding does not exceed 25% of a company's share capital) and certain other shares that may be limited in their liquidity. As of the date of this pricing supplement, the DAX® Index is composed of stocks representing the 30 largest and most actively traded German-based companies admitted on the FWB® Frankfurt Stock Exchange (the “FWB”). The DAX® Index has a base level of 1,000 as of December 30, 1987.

Composition and Maintenance

To be included or to remain in the DAX® Index, companies have to satisfy certain prerequisites. All classes of shares must:
•	be listed in the “prime standard” segment of the FWB;
•	be traded continuously on FWB’s electronic trading system, Xetra®; and
•	have a free float of at least 10% of the outstanding shares.

Moreover, the companies included in the DAX® Index must have their registered office or operational headquarters in Germany. A company’s operating headquarters is defined as the location of management or company administration, in part or in full. Alternatively, a company must have the major share of its stock exchange turnover on the FWB and its juristic headquarters in the European Union or in an European Free Trade Association state.

If a company has its operating headquarters in Germany, but not its registered office, this must be publicly identified by the company. The primary trading turnover requirement is met if at least 33% of aggregate turnover for each of the last three months took place on the FWB including Xetra®.

With the respective prerequisites being satisfied, component stocks are selected for the DAX® Index according to the following criteria:
•	Order book turnover on Xetra® and in FWB’s floor trading (within the preceding 12 months);
•	Free-float market capitalization as at a certain reporting date (last trading day of each month); and
•	The market capitalization is determined using the average of the volume-weighted average price (VWAP) of the last 20 trading days prior to the last day of the month.

Taking all these criteria into account, Deutsche Börse AG’s working committee for equity indices submits proposals to the management board of Deutsche Börse AG to leave the current index composition unchanged, or to effect changes, as applicable. The composition of the DAX® Index is reviewed in September of each year. The final decision as to whether or not to replace an index component stock is taken by the management board of Deutsche Börse AG. Any replacements are publicly announced by Deutsche Börse AG.

An index component stock may be deleted or added by Deutsche Börse AG, which reviews and adjusts the index composition based on exchange turnover and market capitalization every three months. Adjustments to the index composition are also made for such extraordinary circumstances as insolvency or the weighting of a component stock exceeding 10%.

Calculation

The DAX® Index is weighted by market capitalization; however, only freely available and tradable shares (free−float) are taken into account. The DAX® Index is a performance index where all income from dividend and bonus payments of component stocks is deemed to be reinvested in the index portfolio.

The level of the DAX® Index is based on share prices reported in the Xetra® system. The level of the DAX® Index is calculated according to the Laspeyres formula, which measures the aggregate price changes in the component stocks against the initial December 30, 1987 level of 1,000. The weighting of any individual component stock within in the DAX® Index is limited to 10%.

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

CAC 40® Index

The CAC 40® Index is an index weighted by free-float market capitalization and turnover of shares that is designed to reflect the general trends in the trading of shares listed on Euronext Paris S.A.. It is made up of shares issued by 40 companies selected among the 100 largest and most traded stocks on Euronext Paris S.A.. The Conseil Scientifique (the “CAC Supervisor”) acts as an independent CAC Supervisor of the CAC 40® Index and is responsible for monitoring the selection of constituents for the CAC 40® Index and ensuring that the CAC 40® Index offers a reliable and representative view of the market.

CAC 40® Index Composition and Maintenance

Index components are selected regardless of where the issuing company is registered. Eligibility for inclusion in the CAC 40® Index depends on a group of criteria: free-float market capitalization, its turnover on Euronext Paris S.A., and the presence of business assets and/or significant head-office activities in France. As only one listing – the most active one – is permitted per company, the listing representing the company’s ordinary shares is generally used.

A quarterly adjustment scheme is applied for amendments to the numbers of shares. The number of shares to be used after the quarterly review for each constituent will be based on the number of shares listed on the market. The number of shares may be modified in between the quarterly updates.

CAC 40 Calculation

The CAC 40® Index is calculated on a price return basis. The calculation is based on the current free-float market capitalization divided by the divisor. The divisor was determined on the initial market capitalization base of the index and the base level. The divisor is adapted as a result of corporate actions and composition changes. The base date for the CAC 40® Index is December 31, 1987 and the base market capitalization was 1,000 before the adoption of the euro as local currency in France. This number is now regarded as a constant when computing the index level.

If no price has been established for a constituent’s share on the trading day concerned, either the last known price established during regular daytime trading in officially listed shares on Euronext Paris S.A. for traded stocks or the last adjusted price resulting from the adjustment of the closing price due to a corporate action will be used. For constituents that have non-traded, halted or suspended status, the previous day’s reference prices or estimated prices (for IPOs, buyouts and swap offers) are used instead.

If prices are cancelled, the index will not be recalculated unless the compiler of the CAC 40® Index decides (“CAC Complier”) otherwise. The level of the CAC 40® Index is in principle published every 15 seconds. The calculation of the level of the CAC 40® Index starts from 9:00 a.m. until Euronext Paris S.A. stops regular daytime trading in officially listed shares on the days when Euronext Paris S.A. is open for business.

A weighting limit of 15% of the index’s free-float market capitalization is applied to CAC 40® Index constituents. If the weight of a given stock exceeds this limit it is scaled down by a coefficient called a “capping factor”.

The capping factors are reviewed annually. Like the free-float factors, the capping factors are reviewed on the third Friday of September at the same time as the quarterly updates of the number of shares. The CAC Supervisor may decide to review the capping factor at other quarterly reviews in response to a substantial change in the shareholding structure of the companies concerned, or if extraordinary corporate events significantly change the weighing in the CAC 40® Index.

If, for any reason, share prices are not available for all constituents after Euronext Paris S.A. has started regular daytime trading, a forerunner will be disseminated until the conditions for publishing an official opening are met. This forerunner is calculated on the basis of the available share prices traded. It then gives an indication of the first percentage change of the CAC 40® Index.

This forerunner is defined as the variation percentage between the total free-float market capitalization of stocks traded and the most recent closing market capitalization of the same stocks.

The opening level is calculated using the opening prices of traded constituents or in the case of constituents that have non-traded, halted or suspended status, the previous day’s reference prices or estimated prices (for IPOs, buyouts and swap offers). The opening index level reflects the opening prices of the index constituents.

The opening index level is disseminated at the same time as the first index level, and it might not be equal to the first index level, which is disseminated as soon as the following conditions are met:

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Principal at Risk Securities

•	The total weight of stocks traded, halted or suspended equal 100% of the total free-float market capitalization of the CAC 40® Index; and
•	The weight of stocks traded is greater than or equal to 65% of the total free-float market capitalization of the CAC 40® Index.

If after the market opens the CAC 40® Index remains in forerunner, during the entire trading session, the closing level of the CAC 40® Index will be calculated on the basis of the most recent traded prices, or the most recent reference price (possibly adjusted to account for corporate actions).

During the session, the forerunner can be substituted for the CAC 40® Index on an exceptional basis in the event that 35% of the market capitalization of the CAC 40® Index may not be traded. The calculation and dissemination of the CAC 40® Index levels resumes five minutes after the weight of stocks traded is greater than or equal to 65% of the free-float market capitalization of the CAC 40® Index.

The following information is disseminated after the market close:

•	The reference closing level, which is calculated on the basis of all closing prices derived from the closing auction.
•	The reference opening price, which is calculated on the basis of the opening shares prices.

In both cases, for constituents that have non-traded, halted or suspended status, the reference prices of the previous day or estimated prices (for IPOs, buyouts and swap offers) are used instead.

The CAC Complier retains the right to delay the publication of the opening level of the CAC 40® Index. Furthermore, the CAC Complier retains the right to suspend the publication of the level of the CAC 40® Index if it believes that circumstances prevent the proper calculation of the CAC 40® Index.

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Contingent Income Securities due August 30, 2023
With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

S&P/TSX 60 Index

The S&P/TSX indices provide investable indices for the Canadian equity markets. The S&P/TSX 60 Index is a subset of the S&P/TSX Composite Index. The S&P/TSX Composite Index is the principal broad market measure for the Canadian equity markets. The S&P/TSX 60 Index has 60 constituents and represents Canadian large capitalization securities with a view to matching the sector balance of the S&P/TSX Composite Index.

Composition and Maintenance

The S&P/TSX 60 Index is maintained by the S&P/TSX Canada Index Committee (the “S&P/TSX Index Committee”), which comprises a team of seven, including four members from Standard & Poor’s and three from the Toronto Stock Exchange (“TSX”). The S&P/TSX Index Committee follows a set of published guidelines for maintaining the index, which are summarized below.
Criteria for S&P/TSX 60 Index Additions.  Additions are made on an as-needed basis as determined by the S&P/TSX Index Committee based on the following criteria:

•	Eligibility. Generally, to be eligible for inclusion in the S&P/TSX 60 Index, a company must be a constituent of the S&P/TSX Composite Index.
•	Listing. Only stocks listed on the TSX are considered for inclusion in any of the S&P/TSX indices. Only stocks listed on the TSX are considered for inclusion in any of the S&P/TSX indices.
•
Domicile. Only securities which are Canadian incorporated, established in the case of income trusts, or formed in the case of limited partnerships, under Canadian federal, provincial, or territorial jurisdictions are eligible.

•
Market Capitalization. Larger companies, as measured by the float-adjusted market capitalization, are considered for the S&P/TSX 60 Index. A company’s float-adjusted market capitalization is calculated by removing control blocks of 10% or more.

•
Liquidity. Only stocks that are actively and regularly traded are considered for inclusion in any S&P/TSX index. As a general guideline, only stocks with a float turnover exceeding 0.35 are considered for inclusion in the S&P/TSX 60 Index.

•
Sector Representation. The S&P/TSX Index Committee strives to maintain S&P/TSX 60 sector weights reflective of the Global Industry Classification Standard (“GICS”) sector weights in the S&P/TSX Composite.

Criteria for S&P/TSX 60 Index Removals.  Companies that substantially violate one or more of the requirements for continued inclusion, or companies involved in mergers, acquisitions, or significant restructuring such that they do not qualify for inclusion, may be considered for removal. The S&P/TSX Index Committee endeavors to minimize unnecessary turnover in index membership, and will determine each removal on a case by case basis. The most common cause of deletion is merger or acquisition of a company. Other common reasons for deletion include bankruptcy, restructuring or other corporate actions. The timing of removals is at the discretion of the S&P/TSX Index Committee.

Criteria for S&P/TSX Composite Index Additions.  Additions to the S&P/TSX Composite index are generally only made as part of the quarterly rebalancing review that occurs each March, June, September and December. A security must meet the following eligibility requirements to be considered for inclusion:

•
Market Capitalization. To be eligible, a security must meet the following two criteria: (1) based on the volume weighted average price (“VWAP”) over the last three trading days of the month-end prior to the quarterly review, the security must represent a minimum weight of 0.05% of the index, after including the Quoted Market Value (“QMV”) of that security in the total float capitalization of the index. In the event that any component security has a weight of more than 10% at any month-end, the minimum weights for the purpose of inclusion will be capped at 25% of that security's relative weight in its particular industry sector; and (2) the security must have a minimum VWAP of C$1 over the past three months and over the last three trading days of the month-end prior to the quarterly review.

•
Liquidity. Liquidity will be measured by float turnover (total number of shares traded at Canadian trading venues in the previous 12 months divided by float-adjusted shares outstanding at the end of the period). Liquidity must be 0.50 for eligibility.

•
Domicile. Issuers of component securities must be incorporated, established, in the case of income trusts, or formed, in the case of limited partnerships, under Canadian federal, provincial, or territorial jurisdictions and listed on the TSX.

•
Ineligible Securities. Securities issued by mutual fund corporations, preferred shares, exchangeable shares, warrants, installment receipts and other securities deemed inappropriate by the S&P/TSX Index Committee, from time to time, are not eligible for inclusion in the index. Installment receipts are not eligible for inclusion in the index, but can be used in lieu of common share trading history. Securities that are “paper-clipped” combinations of equity and debt, and which can be separated by holders, will not be eligible. “Stapled” securities, in which a combination of securities trade as one and cannot be broken apart, will be eligible for inclusion. Income Deposit Securities, Enhanced Income Securities and Income participating Securities are paper-clipped and, therefore, are ineligible. To be eligible, securities must be listed on the TSX for at least six full calendar months as of the month-end prior to the applicable quarterly review. In evaluating companies graduating from the

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With the Contingent Coupon Based on the Average of the Four Best Performing Underlying Indices and the Payment at Maturity Subject to the Downside Threshold Feature Linked Solely to the Russell 2000® Index
Principal at Risk Securities

TSX Venture Exchange to the TSX, only trading that occurred after listing on the TSX will be included in the liquidity calculation.
•
Sufficient Liquidity. Stocks must have sufficient liquidity on the TSX to assure reliable price discovery through trading on the TSX. The S&P/TSX Index Committee may exclude securities if, in the opinion of the S&P/TSX Index Committee, liquidity is not sufficient.

•
Shares Outstanding. The shares counted for index calculation are issued and outstanding shares of a security (rounded to the nearest thousand). This count is float-adjusted to reflect only available shares, not all of a company’s outstanding shares. S&P Dow Jones Indices LLC (“S&P Dow Jones”) defines three groups of shareholders whose holdings are subject to float adjustment:

o	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;
o	holdings by government entities, including all levels of government in the United States or foreign countries; and
o
holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

•
Buffer Rules. The index will be reviewed quarterly, and component securities that, in the opinion of the S&P/TSX Index Committee, do not meet the following modified buffer rules with respect to market capitalization and liquidity will be removed:  (1) based on the VWAP over the last three trading days of the month-end prior to the quarterly review, the security must represent a minimum weight of 0.025% of the index, after including the QMV of that security in the total float capitalization of the index. In the event that any component security has a weight of more than 10% at any month-end, the minimum weights for the purpose of inclusion will be capped at 25% of that security's relative weight in its particular industry sector; (2) the security must have a minimum VWAP of C$1 over the past three months and over the last three trading days of the month-end prior to the quarterly review; and (3) liquidity, as measured by float turnover (total number of shares traded at Canadian trading venues in the previous 12 months divided by float-adjusted shares outstanding at the end of the period), must be 0.25.

•
Sector Classification. Stocks are classified by the GICS. S&P Dow Jones’ global indices endeavor to provide geographic and economic balance across the 10 GICS Sectors. These Sectors, consistent across all S&P Dow Jones indices, are Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities.

Calculation of the S&P/TSX 60 Index

On any given day, the value of the S&P/TSX 60 Index is the quotient of the total float-adjusted market capitalization of its constituent securities and its divisor. Continuity in S&P/TSX 60 Index values is maintained by adjusting the divisor for all changes in the constituents' share capital after the base date. This includes additional and deletions to the S&P/TSX 60 Index, rights issues, share buy-backs and issuances, and spin-offs. The divisor's time series is, in effect, a chronological summary of all changes in affecting the base capital of the S&P/TSX 60 Index. The divisor is adjusted such that the value of the S&P/TSX 60 Index at an instant just prior to a change in base capital equals the index value at an instant immediately following that change

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